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EXHIBIT 10.34

AMPHOTEC®/AMPHOCIL®

PRODUCT ACQUISITION AGREEMENT

BETWEEN

ALZA CORPORATION

AND

INTERMUNE PHARMACEUTICALS, INC.

 [*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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4.4	Trade Returns; Reimbursements	6
ARTICLE 5	PUBLIC ANNOUNCEMENTS	7
5.1	Public Announcements and Statements	7
ARTICLE 6	REPRESENTATIONS AND WARRANTIES	7
6.2	Disclaimer of Other Warranties	8
ARTICLE 7	INDEMNIFICATION	9
7.1	Indemnification by InterMune	9
7.2	Indemnification by ALZA	9
7.3	Process of Indemnification	9
7.4	Settlements	9
7.5	Limitation of Liability	9
7.6	Indemnity When Timing of Liability Unclear	10
ARTICLE 8	TAX; BULK SALE	10
8.1	Sales and Transfer Taxes; Fees	10
8.2	Bulk Sales Laws	10
ARTICLE 9	CLOSING	10
9.1	Timing	10
9.2	Conditions to the Closing	10
9.3	Delivery	10
ARTICLE 10	TERM AND TERMINATION	10
10.1	Term	10
10.2	Termination by Either Party	10
10.3	Termination by ALZA	11
10.4	Effect of Termination	11
ARTICLE 11	MISCELLANEOUS	11
11.1	Governing Law	11
11.2	Headings	11
11.3	Dispute Resolution	11
11.4	Severability	12
11.5	Entire Agreement	12
11.6	Amendment	12
11.7	Notices	12

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11.8	Assignment and Binding Effect	12
11.9	Survival	13
11.10	No Agency	13
11.11	No Strict Construction	13
11.12	Counterparts	13

iii

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMPHOTEC®/AMPHOCIL®

PRODUCT ACQUISITION AGREEMENT

    This Product Acquisition Agreement (the "Agreement") is made effective as of the 2nd day of January, 2001 between ALZA Corporation ("ALZA"), a Delaware corporation and InterMune Pharmaceuticals, Inc., a Delaware corporation ("InterMune").

Recitals

    A.  ALZA owns the amphotericin B product currently sold under the trademarks Amphotec® in the United States and Amphocil® in certain other countries (the "Product" as defined below).

    B.  InterMune would like to acquire from ALZA, and ALZA is willing to sell to InterMune, rights to the Product in the Territory (as defined below), on the terms set forth herein.

    Now, Therefore, the parties agree as follows:

ARTICLE 1

DEFINITIONS

    1.1  "Affiliate" shall mean any corporation, firm, partnership or other entity, which, at the time in question, is directly or indirectly owned by or controlled by, or under common control with, ALZA or InterMune, as the case may be. For purposes of this definition, "control" shall mean the ownership, directly or indirectly, of 50% or more of the voting stock or stockholders' equity of a corporation or, in the case of a non-corporate entity, the right to receive 50% or more of either the profits or the assets of an entity upon dissolution.

    1.2  "Closing Date" shall mean January 5, 2001, subject to Section 9.1.

    1.3  "Confidentiality Agreement" shall mean the Confidentiality Agreement between ALZA and InterMune dated as of December 15, 2000.

    1.4  "Distribution Agreements" shall mean those agreements listed on Part I of Schedule 1 hereto which provide for third-party rights to market the Product in certain countries outside of the United States.

    1.5  "Distributor" shall mean a third party with rights to market the Product under a Distribution Agreement.

    1.6  "FDA" shall mean the United States Food and Drug Administration, or any successor to its responsibilities with respect to pharmaceutical products such as the Product.

    1.7  "Inventory" shall mean (a) all of ALZA's finished goods inventory of the Product in the United States with expiration dating of six months or greater on the Closing Date and (b) all of ALZA's finished goods inventory of the Product in the Territory other than the United States with expiration dating of 18 months or greater on the Closing Date; in each case, including all such inventory with SEQUUS, ALZA or other labeling. With a letter dated December 18, 2000, ALZA provided InterMune a schedule of its inventory of Product in the United States meeting such dating requirements as of November 27, 2000.

    1.8  "Liabilities" shall mean liabilities of any kind or nature, including without limitation: primary or secondary, direct or indirect, absolute or contingent, known or unknown, including but not limited to any liabilities for claims of product liability, personal injury or death, liability in tort or contract (including unripened liabilities due to past actions or sales), indebtedness, and any FDA or other governmental agency action or notification, and all costs and expenses (including reasonable attorneys' fees), incurred in connection with the defense of any such claims.

    1.9  "NDA" shall mean New Drug Application (No. 50-729) for the Product, filed and approved in accordance with the requirements of the FDA, and all supplements, amendments and revisions to such NDA, and equivalent regulatory filings in other countries in the Territory to the extent owned by ALZA.

    1.10  "Net Sales" shall mean the total amount invoiced in United States dollars on sales of the Product in the Territory by InterMune or its Affiliates, or sublicensees (a "Seller") to unrelated third parties such as wholesalers, health maintenance organizations, hospitals and other third party purchasers and purchasing organizations (including amounts paid by Distributors to InterMune as supply price for the Product), in bona fide arm's-length transactions, less the following deductions, in each case related specifically to the Product and actually allowed and taken and not otherwise recovered by or reimbursed to a Seller: (i) trade, cash and quantity discounts; (ii) taxes on sales (such as sales or use taxes) to the extent added to the sales price and set forth separately as such in the total amount invoiced; (iii) freight, insurance and other transportation charges to the extent added to the sales price and set forth separately as such in the total amount invoiced; and (iv) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions or charge backs, or due to rebates under government programs. For clarity, "Net Sales" shall include sales of Product by InterMune with the assistance of its agent Cambridge Laboratories (or any successor thereto) but in such case fees owing to such agent shall be deducted from the total amount invoiced.

    1.11  "Patents" shall mean those patents and patent applications listed on Schedule 2 hereto.

    1.12  "Product" shall mean the injectable amphoteracin B product covered by the NDA, currently marketed as Amphotec® in the United States and as Amphocil® in certain other countries.

    1.13  "Territory" shall mean worldwide.

    1.14  "Trademark" shall mean the trademarks "Amphotec" and "Amphocil" as filed in the countries as listed on Schedule 3.

ARTICLE 2

TRANSFER OF PRODUCT RIGHTS

    2.1  Sale to InterMune.

      (a) Subject to the terms and conditions of this Agreement, InterMune hereby agrees to purchase and assume from ALZA, and ALZA hereby agrees to sell, transfer, deliver and assign to InterMune, on the Closing Date, all of ALZA's right, title and interest in and to the Product in the Territory, including without limitation the following:

         (i) The rights to manufacture, package, distribute and sell the Product worldwide, including all indicia of such rights, subject to the Distribution Agreements and subject to any applicable laws, regulations or required governmental approvals;

        (ii) The NDA and the Product complaint files and adverse event files for the Product in all countries in which the Product is approved, in each case, to the extent in ALZA's possession or control;

       (iii) The Patents and the Trademarks;

        (iv) The contracts listed on Schedule 1 (each to the extent assignable by its terms (as noted on Schedule 1); and

        (v) The United States customer lists for the Product, to the extent in ALZA's possession or control, which shall be provided on the Closing Date.

      (b) On the Closing Date, the parties shall execute Patent Assignments and Trademark Assignments to effectuate the transfers contemplated by Section 2.1(a)(iii).

      (c) ALZA warrants that it has provided InterMune with complete and correct copies or summaries (including relevant prices, administration fees and termination dates) of all outstanding contracts, agreements or arrangements within or affecting the Product with any third parties (including government agencies, health maintenance organizations and all other buyers of Product, other than wholesalers) relating to the sale of the Product. On the Closing Date, InterMune shall assume ALZA's obligations under the Distribution Agreements, to the extent assignable by their terms. To the extent any Distribution Agreement is not freely assignable, ALZA shall seek the consent of the applicable Distributor(s) to assign such Distribution Agreements to InterMune and, if and when so assigned, InterMune shall assume ALZA's obligations thereunder. On the Closing Date, with respect to any assignable contract set forth on Schedule 1, Part III and IV, InterMune shall assume ALZA's obligations under such contract, to the extent assignable by its terms. On or after the Closing Date, as the case may be, with respect to any "Non-Assignable" contract set forth on Schedule 1, Part 1 or Part 3, that has not been assigned to InterMune after ALZA (i) has used reasonable efforts to have such contract assigned to InterMune and (ii) has determined that such contract will not be assigned to InterMune, InterMune shall perform all obligations of ALZA on ALZA's behalf and otherwise assume ALZA's obligations thereunder; provided however, in the event that the [*] Supply Agreement is not assigned to InterMune, in [*] stead, ALZA shall act as InterMune's supplier of amphotericin B (i.e., the "Product" as defined in such agreement) for a period of 90 days after the Closing Date, InterMune shall pay ALZA's cost therefor. With respect to contracts identified on Schedule 1, Part II under the heading "Purchase Agreements," InterMune agrees to honor ALZA's commitments in such Purchase Agreements with respect to sales of the Product by InterMune after the Closing Date with respect solely to price of the Product and payment of administration fees, if any, through the terms of the respective contracts, subject to the right of the third party to each contract to terminate its respective contract on notice to ALZA. Within five business days after the Closing Date or as otherwise agreed by ALZA, InterMune and ALZA shall agree on the manner of advising the parties to the Purchase Agreements of InterMune's commitment to honor the terms of the Purchase Agreements, including the form of letter (if any) to be used.

    2.2  Responsibilities; Liabilities.

      (a) Beginning the day after the Closing Date, subject to Section 2.5, InterMune will assume all Product-related responsibilities including, without limitation, manufacturing oversight, quality assurance, regulatory, and distribution activities and royalty obligations to third parties.

      (b) Subject to Section 6.2, InterMune shall be liable for all Liabilities arising after the Closing Date resulting from or arising in connection with the use, marketing, sale, manufacture, distribution or promotion of the Product. ALZA shall not be liable for the Liabilities of InterMune described in this Section 2.2(b).

      (c) In connection with this Agreement, InterMune is not assuming or liable for any Liabilities resulting from or arising in connection with the use, marketing, sale, manufacture, distribution or promotion of the Product on or prior to the Closing Date. In addition, InterMune shall not assume or be liable for any Liabilities whatsoever related to acts or omissions occurring prior to the Closing Date.

      (d) All accounts payable or receivable existing as of the Closing Date or relating to any periods prior to the Closing Date shall remain the accounts payable or receivable of ALZA. All reporting, tax and other responsibilities and obligations relating to the Product for periods prior to the Closing Date shall remain with ALZA. Prior to and after the Closing Date, ALZA shall promptly pay and discharge all liabilities relating to the Product arising on or prior to the Closing Date, or relating to any periods prior to the Closing Date or existing as of the Closing Date, in each case as such liabilities come due.

    2.3  ALZA Transition Assistance.

      (a) During the period commencing on the Closing Date and ending on July 31, 2001, ALZA will provide to InterMune, at InterMune's request, a commercially reasonable amount of consulting advice to InterMune on manufacturing issues including raw material supply and regulatory matters for the Product. Such advice may include assistance in connection with renegotiating supplier and contract manufacturing agreements listed in Part III of Schedule 1 hereto, and assistance in transferring regulatory filings. ALZA will provide up to [*] of such consulting (valued at ALZA's standard consulting rates) on manufacturing matters and up to [*] of consulting on regulatory matters at no charge to InterMune. After the initial [*] worth of consulting in each area, InterMune will pay ALZA at ALZA's standard invoiced rates for such consulting.

      (b) During the period commencing on the Closing Date and ending on the earlier of (i) December 31, 2001 or (ii) such date as the Product release and stability testing function is transferred by InterMune to a third party, ALZA will conduct Product release and stability testing services and InterMune will pay ALZA at ALZA's standard rate for such services.

      (c) During the period commencing on the Closing Date and ending 60 days after the Closing Date, ALZA will provide (i) assistance to InterMune in notifying distributors and customers of the transfer of rights to InterMune, and (ii) interim order fulfillment services, including booking orders and collection of payments; provided that ALZA shall not be obligated to perform activities at a level that significantly exceeds its normal level of activities relating to the Product. InterMune will pay ALZA at ALZA's standard invoiced rate for such services. ALZA will transfer the appropriate release and stability assays to InterMune promptly after the Closing Date.

      (d) InterMune shall make payment for services of ALZA provided for herein within 30 days after the date of ALZA's invoice therefor.

      (e) Provisions (a)-(d) of this Section 2.3 shall not be deemed to affect the provisions of Section 2.2 or Article VII.

    2.4  InterMune Diligence.

      (a) Within two months after the Closing Date, InterMune will train its United States based sales representatives on the Product and begin active promotion of the Product in the United States by at least thirty-five (35) sales representatives.

      (b) On or before September 30, 2001, with respect to Product sales in each of the United Kingdom, Italy and Spain, InterMune will have either (i) entered into a distribution agreement with a third party, or (ii) established its own sales force and begun promotion of the Product in such country.

      (c) On or before March 31, 2002, with respect to Product sales in each of Germany, Ireland, Holland, Denmark, Sweden and Turkey, InterMune will either (i) enter into a distribution agreement with a third party, or (ii) establish its own sales force and begin promotion of the Product in such country.

    2.5  Further Assurances. Each of the parties hereto upon the request of any other party hereto, and without further consideration, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, certificates, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of all of the transactions contemplated by this Agreement.

ARTICLE 3

CONSIDERATION

    3.1  Product Acquisition Fee. In partial consideration of the sale, assignment, transfer and delivery of the Product and related assets hereunder, InterMune shall pay ALZA $9 million on the Closing Date.

    3.2  Royalties on Net Sales. In partial consideration for the Product transfer hereunder, InterMune shall pay to ALZA royalties on worldwide Net Sales of the Product equal to [*] of Net Sales of the Product in the Territory until the date ten (10) years after the Closing Date; thereafter, on a country-by-country basis, equal to (i) [*] of Net Sales of the Product until the date of expiration of the last to expire of any patent covering the Product in such country or (ii) [*] of Net Sales of the Product after such date of expiration; provided however, each [*] royalty set forth above in this sentence shall become a [*] royalty during any period for which InterMune does not pay royalties under that certain exclusive license agreement listed under Part IV of Schedule 1. Such royalties shall be calculated and paid quarterly by InterMune based on invoices for Net Sales during each calendar quarter. Payment of royalties shall be wire transferred to ALZA in United States dollars no later than the thirtieth (30th) day of the month following the end of the applicable calendar quarter.

    3.3  Sales-Based Milestone Payments. InterMune will pay ALZA [*] within 30 days of the end of the first calendar year in which Net Sales in the United States are at least [*].

    3.4  Development-Based Milestone Payments. InterMune will pay ALZA each of the following milestone payments:

      (a) [*] within 30 days after initiation of a Phase III pivotal trial with the Product and Actimmune® in combination;

      (b) [*] within 30 days after the submission of an NDA in the United States for use of the Product in combination with Actimmune; and

      (c) [*] within 30 days after approval of an NDA in the United States for use of the Product and Actimmune in combination.

    3.5  Payment for Inventory. InterMune shall pay ALZA [*] on the Closing Date in consideration for transfer of the Inventory to InterMune except for such of the Inventory which was manufactured in December 2000, for which InterMune will pay ALZA [*] upon ALZA's completion of testing and approval for further use of such quantities manufactured in December.

    3.6  Records. During such time as payments are potentially due from InterMune to ALZA under Section 3.2, InterMune shall maintain at a location in the United States true and complete books and records in accordance with generally accepted accounting principles, in sufficient detail to enable Net Sales of Product in the Territory to be verified. All such relevant records (wherever located) shall be maintained for at least two calendar years after the end of the calendar year in which they were created. ALZA shall have the right, through its independent auditors, during normal business hours and following reasonable prior notice to InterMune, to examine the books and records of ALZA for the purpose of verifying the payments due from InterMune hereunder. If any such examination shows any underpayment or overcharge, a correcting payment or refund shall be made within 30 days after receipt of the written statement described above. The fees and expenses of the accountants performing such examination shall be borne by ALZA. Notwithstanding the foregoing, if any such audit results in any underpayment or overcharge with respect to any twelve month period more than the greater of (i) $10,000 or (ii) 5% of the payment actually due, then InterMune shall bear all costs of the examination.

ARTICLE 4

PROMOTION AND MARKETING

    4.1  Change of Promotional Material. Promptly after the Closing Date and subject to applicable regulatory approvals, all InterMune advertising and promotional materials for the Product shall identify InterMune (or its Distributors) as the marketer of the Product, in such form as InterMune shall determine. As soon as practicable after the Closing Date, InterMune shall make such changes in the package insert, Product labeling and packaging as may be required to reflect InterMune as the marketer of the Product, including making all required FDA and other regulatory filings in connection therewith. ALZA shall file with the FDA a notice that InterMune is the marketer and distributor of the Product in the United States promptly after the Closing Date. To the extent that the FDA requests additional information or meetings regarding InterMune's responsibilities as marketer and distributor of the Product in the Territory, InterMune shall respond to the FDA at its own expense and through its own personnel. Notwithstanding the foregoing, ALZA is not required to change the Product labeling, package insert or packaging for the Inventory that is already labeled and packaged as of the Closing Date.

    4.2  Medical and Other Inquiries. On the Closing Date, InterMune shall assume all responsibility for all correspondence and communication with physicians and other health care professionals and customers in the United States and any other countries in the Territory where ALZA had this responsibility as of the Closing Date relating to the Product. InterMune shall keep such records and make such reports as shall be reasonably necessary to document such communications in compliance with all applicable regulatory requirements. After the Closing Date, ALZA shall refer all questions relating to the Product raised by health care professionals and customers to InterMune for its response.

    4.3  Adverse Event Reporting; Customer Complaints. After the Closing Date, InterMune shall be responsible for the adverse experience and safety reporting for the Product in compliance with the requirements of the U.S. Food, Drug and Cosmetic Act, 21 USC § 321 et seq. and the regulations promulgated thereunder and the equivalent regulations in other countries in the Territory; provided that ALZA shall provide interim adverse experience and safety reporting services on InterMune's behalf for a period of 60 days after the Closing Date. InterMune shall pay ALZA for such services at ALZA's standard invoiced rate. On or before the Closing Date, ALZA shall provide InterMune with a summary of the information relating to the investigation and reporting of adverse experiences regarding the Product and all appropriate information which is relevant to the safe use of the Product as of the Closing Date. If ALZA receives any customer complaints regarding the marketing or distribution of the Product in the Territory more than 60 days after the Closing Date, it shall promptly refer such complaint to InterMune for handling.

    4.4  Trade Returns; Reimbursements. ALZA shall bear all costs and expenses related to all returns, charge backs and rebates for Product sold prior to and on the Closing Date. InterMune shall bear all costs and expenses related to all returns, charge backs and rebates for Product sold after the Closing Date. ALZA shall bear all costs and expenses related to Medicaid reimbursements for the Product requested through June 30, 2001, regardless of the date when such Product was sold. InterMune shall bear all costs and expenses related to Medicaid reimbursements for the Product requested after June 30, 2001, regardless of the date when such Product was sold. If ALZA receives any requests for payment of Medicaid reimbursements dated after June 30, 2001, it shall make payment on such requests and thereafter shall request reimbursement from InterMune, which InterMune shall promptly pay. If InterMune receives any requests for payment of Medicaid reimbursements dated on or before June 30, 2001, InterMune shall promptly refer such requests to ALZA for handling.

ARTICLE 5

PUBLIC ANNOUNCEMENTS

    5.1  Public Announcements and Statements. A party may disclose the existence and terms and conditions of this Agreement to the extent that such disclosure is required by law, including without limitation the securities laws of the United States. The parties acknowledge and agree that the determination that a disclosure is required by law shall be made in the sole, but reasonably exercised, discretion of the party making such disclosure. To the extent a party determines that a disclosure is necessary under this Section 5.1, the parties shall work together in good faith to attempt to agree upon the content of the disclosure. ALZA and InterMune shall work together to prepare a mutually acceptable press release disclosing the transaction contemplated by this Agreement for public release on or after the Closing Date.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

    6.1  ALZA represents and warrants as of the date hereof and the Closing Date that:

      (a) It is a corporation duly organized, existing and in good standing under the laws of the state of Delaware, with full right, power and authority to enter into and perform this Agreement and to sell and assign all of the rights, property and authorities herein granted;

      (b) This Agreement has been duly executed and delivered by ALZA and is a legal, valid and binding obligation enforceable against ALZA in accordance with its terms;

      (c) The execution, delivery and performance of this Agreement does not and will not violate any law, statute, local ordinance, state or federal regulation, court order, or administrative order ruling, its corporate charter or bylaws, nor any agreement by which it is bound;

      (d) It shall cooperate in reasonable respects as provided by this Agreement in InterMune's effecting the transfer of the Product, the Patents and the Trademarks into InterMune's name at the FDA, the United States Patent and Trademark Office or any other applicable governmental agency in the Territory, and in effecting the transfer of Distribution Agreements as provided in Section 2.1(c);

      (e) Subject to the Distribution Agreements and the royalty obligations to University of California (as described in Item 1 on Schedule I, Part IV), ALZA owns the Product, the Inventory, the Patents and the Trademarks free and clear of all claims, liens and security interests by any third parties and it has the right to sell, assign, transfer, and convey said assets to InterMune.

      (f)  ALZA has delivered to InterMune that certain Information Package, Volume 1, dated as of August 2000 (the "Information Package") and other documents accompanying letters dated December 19, 20 and 21, 2000 (collectively with the Information Package, the "ALZA Information Documents"). The ALZA Information Documents are complete and correct in all material respects as of the date hereof, and ALZA will provide an update of any material changes on the Closing Date. To ALZA's knowledge, ALZA has not failed to disclose to InterMune in this Agreement, its schedules and exhibits, the ALZA Information Documents or otherwise, any information relating to any event or circumstance specific to the Product (and not relating to external market conditions) that would have a material adverse effect on sales of the Product.

      (g) Solely with respect to the Product: ALZA has no material liabilities and, to the best of its knowledge after making due inquiry, has not received notice of any material contingent liabilities not disclosed in the ALZA Information Documents, except current liabilities incurred in the ordinary course of business.

      (h) Since August 2000 and through the Closing Date hereof, solely with respect to the Product and the terms of this Agreement: ALZA has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of its business, and solely with respect to the Product, there has not been to ALZA's knowledge:

         (i) Any change in the assets, liabilities, financial condition or operations of ALZA from that reflected in the ALZA Information Documents, other than changes in the ordinary course of business, or changes which individually or in the aggregate have had or are expected to have a material adverse effect;

        (ii) Any material sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

       (iii) Any change in any agreement to which ALZA is a party or by which it is bound that has a material adverse effect of sales of the Product; or

        (iv) Any other event that, either individually or cumulatively, has a material adverse effect on sales of the Product.

      (i)  Solely with respect to the Product, to ALZA's knowledge there is no action, suit, proceeding or investigation pending or threatened in a written notice against ALZA that challenges the validity of this Agreement or the right of ALZA to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the sales of the Product. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of ALZA's employees, their use in connection with ALZA's business or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. ALZA is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would have a material adverse effect on sales of the Product.

      (j)  There are not any unresolved questions or claims concerning ALZA's tax liability for the Product that may have a material adverse effect on sales of the Product.

      (k) Solely with respect to the Product, ALZA is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a material adverse effect on sales of the Product. ALZA has all franchises, permits, licenses and any similar authority necessary for the conduct of its business with the Product as now being conducted by it, except for those which would not have a material adverse effect on sales of the Product.

    6.2  Disclaimer of Other Warranties. The provisions of Section 6.1 set forth each and all of ALZA's representations and warranties and except as set forth expressly therein the Product, Patents and Trademarks are being transferred to InterMune hereunder without any implied warranty, on an as-is basis, subject only to the express terms and provisions of this Agreement.

    6.3 InterMune represents and warrants as of the date hereof and the Closing Date that:

      (a) It is a corporation duly organized, existing and in good standing under the laws of the state of Delaware, with full right, power and authority to enter into and perform this Agreement;

      (b) This Agreement has been duly executed and delivered by InterMune and is a legal, valid and binding obligation enforceable against InterMune in accordance with its terms; and,

      (c) The execution, delivery and performance of this Agreement does not and will not violate any law, statute, local ordinance, state or federal regulation, court order, or administrative order ruling, its corporate charter or bylaws, nor any agreement by which it is bound.

ARTICLE 7

INDEMNIFICATION

    7.1  Indemnification by InterMune. InterMune shall indemnify, defend and hold harmless ALZA and its affiliates, employees, officers and directors, and their successors and assigns (each, an "ALZA Indemnified Party") from and against any and all Liabilities which the ALZA Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with the marketing, manufacturing, sale, promotion or distribution of the Product after the Closing Date.

    7.2  Indemnification by ALZA. ALZA shall indemnify, defend and hold harmless InterMune and its affiliates, employees, officers and directors, and their successors and assigns (each, an "InterMune Indemnified Party") from and against any and all Liabilities which the InterMune Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with the marketing, manufacturing, sale, promotion or distribution of the Product prior to the Closing Date.

    7.3  Process of Indemnification. Promptly after an indemnified party becomes aware of any potential Liability hereunder, such party shall deliver written notice to the indemnifying party, stating the nature of the potential Liability; provided, however, that the failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. The indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business, operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such indemnified party may have at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

    7.4  Settlements. Neither party may settle a claim or action related to a Liability without the consent of the other party if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such claim or action shall be at its own cost and expense.

    7.5  Limitation of Liability. Each of InterMune and ALZA shall have no obligations to indemnify the other under this Article VII until such time, if any, as the aggregate amount of the otherwise indemnified liabilities, losses, damages, claims, costs or expenses of such party exceed $10,000 and then only to the extent of such excess. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable to the other party for indirect, incidental, special or consequential damages, including without limitation, lost profits.

    7.6  Indemnity When Timing of Liability Unclear. With respect to any Liability for which it is not clearly determinable as arising prior to or on or after the Closing Date, such Liability shall be deemed to have arisen after the Closing Date and Section 7.1 shall apply thereto.

ARTICLE 8

TAX; BULK SALE

    8.1  Sales and Transfer Taxes; Fees. InterMune shall pay all applicable sales, value added, transfer, documentary, use, filing and other taxes and fees (other than income taxes) that may be levied on the transaction hereunder, whether levied on ALZA or InterMune, and, at its own expense, file all necessary tax returns and other documentation with respect to all such sales or transfer taxes.

    8.2  Bulk Sales Laws. InterMune hereby waives compliance by ALZA with the terms and conditions of any applicable bulk sales or other law which might on failure of compliance therewith impose on a purchaser any liability for debts or obligations of ALZA.

ARTICLE 9

CLOSING

    9.1  Timing. The closing shall occur upon the Closing Date, or such other date as is mutually agreed upon by the parties in writing. If the conditions to closing have not been met by the Closing Date and the parties are proceeding diligently toward meeting such conditions, the Closing Date shall be extended by a period reasonably necessary to meet such conditions, but the Closing Date shall not be extended beyond January 31, 2001.

    9.2  Conditions to the Closing. The obligations of InterMune to proceed with the closing shall be subject to the conditions that (i) ALZA shall be prepared to deliver any document or instrument required to be delivered hereunder on the Closing Date; and (ii) the written consent of [*] to the assignment of rights pursuant to Article 12 of the Manufacturing and Supply Agreement between [*] and [*] shall have been received (or the requirement for such consent has been waived by mutual consent of the parties). The obligations of ALZA to proceed with the closing shall be subject to the condition that: InterMune shall be prepared to pay, by wire transfer of immediately available funds, the amounts set forth in Section 3.1 and the [*] amount referred to in Section 3.5(a).

    9.3  Delivery. At the closing, ALZA shall deliver the documents and instruments required hereunder to be delivered on the Closing Date, and InterMune shall deliver by wire transfer to ALZA, in immediately available funds, the amount set forth in Section 3.1 and the [*] amount referred to in Section 3.5(a). Such events shall be deemed to occur concurrently. All obligations hereunder to deliver documents at the Closing Date shall be subject to this Article IX.

ARTICLE 10

TERM AND TERMINATION

    10.1  Term. This Agreement shall become effective on the January 2, 2001 and shall continue until such time as InterMune, in its reasonable judgment, determines that the Product has reached the limit of its useful, commercial life and ceases selling the Product, unless earlier terminated according to the terms hereof.

    10.2  Termination by Either Party. This Agreement may be terminated by either party hereto upon written notice to the other party in the event of either of the following:

      (a) the closing has not occurred on or before January 31, 2001;

      (b) material breach by the other party of any provision herein that is continuing 60 days after the nonbreaching party gives the breaching party notice of such breach, specifying in reasonable detail the particulars of the alleged breach, and such breach has not been cured within such 60 day period (or if such breach cannot by its nature be cured within 60 days, if reasonable progress has not been made by the breaching party during such 60 day period toward curing such breach); or

      (c) the other party becomes insolvent, or voluntary or involuntary proceedings are instituted by or against the other party, or a receiver or custodian is appointed for such party's business, or a substantial portion of such party's business is subject to attachment or similar process, or the other party is unable to satisfy its financial obligations as they become due, enters into any accommodation or arrangement with its creditors or enters into liquidation.

    10.3  Termination by ALZA. ALZA may terminate this Agreement upon 30 days' written notice to InterMune in the event of (i) nonpayment by InterMune of any amounts duly payable hereunder that is continuing for 30 days after InterMune has received written notice from ALZA of such nonpayment and that remain unpaid at the end of such 30 day period, unless the amounts claimed are in dispute, and (ii) material failure to meet any of the diligence requirements in Section 2.4.

    10.4  Effect of Termination. Upon the termination of this Agreement, ALZA shall have the right to retain all payments already received from InterMune pursuant to Article III, and each party shall pay to the other all sums accrued hereunder which are then due. Upon termination of this Agreement by ALZA for cause, at ALZA's request, InterMune shall return all rights transferred to InterMune hereunder, including the Product, the Patents, and the Trademarks to ALZA which shall be entitled to retain same in perpetuity. Upon termination of this Agreement by InterMune for cause, InterMune shall be entitled to retain all rights transferred to InterMune hereunder, including the Product, the Patents, and the Trademarks in perpetuity.

    10.5 The provisions of this Article X constitute the sole provisions for termination of this Agreement.

ARTICLE 11

MISCELLANEOUS

    11.1  Governing Law. This Agreement shall be deemed to have been made in the State of California and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the state of California, without giving effect to the principles of conflicts of law thereof.

    11.2  Headings. All section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

    11.3  Dispute Resolution.

      (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity of this Agreement, shall be submitted in the first instance to the Chief Executive Officer of InterMune and the Chief Executive Officer of ALZA.

      (b) If the matter or dispute cannot be resolved by the individuals designated in Section 10.3(a) within 30 days after such submission, it shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this section. The number of arbitrators shall be three, one of whom is selected by ALZA, one of whom is selected by InterMune and one of whom is selected by InterMune and ALZA (or by the other two arbitrators if the parties cannot agree). The arbitration proceeding shall be conducted in the English language. The arbitration proceeding shall be brought in Santa

  Clara County, California, unless the parties agree in writing to conduct the arbitration in another location.

      (c) The arbitration decision shall be binding and not be appealable to any court in any jurisdiction. The prevailing party may enter such decision in any court having competent jurisdiction.

      (d) Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared except that if, in the opinion of the arbitrators, any claim by a party hereto or any defense or objection thereto by the other party was unreasonable, the arbitrators may in their discretion assess as part of the award all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and expenses of the arbitrators against the party raising such unreasonable claim, defense or objection.

    11.4  Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement upon 60 days' prior written notice to the other party. If any of the terms or provisions of this Agreement is in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to resolve any inequities.

    11.5  Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings, whether oral or written, including without limitation the Confidentiality Agreement, relating to the subject matter of this Agreement. In the event of any inconsistency between this Agreement and any exhibit, standard operating procedure or other ancillary agreement or document contemplated by this Agreement, the terms of this Agreement shall govern.

    11.6  Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both parties that specifically refers to this Agreement.

    11.7  Notices. Any notice required or permitted under this Agreement shall be sent by certified mail or courier service, charges prepaid, or by facsimile transmission, to the address or facsimile number specified below:

If to InterMune:	InterMune Pharmaceuticals, Inc. 1710 Gilbreth Road, Suite 301 Burlingame, CA 94010 Fax No.: (650) 409-2068 Attention: General Counsel
If to ALZA:	ALZA Corporation 1900 Charleston Road P.O. Box 7210 Mountain View, CA 94039-7210 Fax No.: (650) 564-7848 Attention: General Counsel

    11.8  Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Neither party may assign any of its rights, or delegate any of its obligations, under this Agreement without the written consent of the other party, except that either party may assign this Agreement to any Affiliate or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates. Such consent shall not be unreasonably withheld if the proposed assignee has capabilities at least comparable to those of the assigning party to carry out its obligations hereunder.

    11.9  Survival. The provisions of Sections 3.2, 3.3, 3.4, 3.5, 3.6, Article VII, Sections 8.1, 10.4, 11.1, 11.3 and this 11.9 shall survive termination if this Agreement.

    11.10  No Agency. It is understood and agreed that each party shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as authorization for either party to act as agent for the other. Neither party shall incur any liability for any act or failure to act by employees of the other party.

    11.11  No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either party.

    11.12  Counterparts. This Agreement may be executed in two counterparts, each of which shall be an original as against any party whose signature appears thereon but both of which together shall constitute one and the same instrument. A facsimile transmission of the signed Agreement shall be legal and binding on both parties.

    In Witness Whereof, the parties, through their authorized officers, have duly executed this Agreement as of the date written below.

INTERMUNE PHARMACEUTICALS, INC.		ALZA CORPORATION
By:	/s/ JOHN J. WULF	By:	/s/ PETER D. STAPLE
Title:	Senior Vice President of Corporate Development	Title:	Executive Vice President
Print Name:	John J. Wulf	Print Name:	Peter D. Staple
Date:	December 22, 2000	Date:	December 22, 2000

Schedule 1—Contracts

PART I—DISTRIBUTION AND AGENCY AGREEMENTS

    [*]

Part II—Purchase Agreements

    [*]

Part III—Supply, Manufacturing and Services Agreements

    [*]

Part IV—License Agreements

    [*]

1

Schedule 2—Patents

Country	Status	Application No:	Filing Date:	Patent No:	Issue Date:	Expiration Date:
Austria	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Belgium	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Canada	Granted	560142	29-Feb-1988	1336890	05-Sep-1995	5-Sep-2012
Switzerland	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Germany	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Denmark	Pending	598388	26-Feb-1988
European Patent Office	Gone Nat'l	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
France	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
United Kingdom	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Hong Kong	Granted		26-Feb-1988	805/96	09-May-1996
Italy	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Japan	Granted	63502859	26-Feb-1988	1885760	22-Nov-1994	26-Feb-2008
Luxembourg	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Netherlands	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Sweden	Granted	889027173	26-Feb-1988	0303683	23-Apr-1993	26-Feb-2008
Singapore	Granted		26-Feb-1988	P9690819.9	15-Jun-1996	26-Feb-2008
United States of America	Granted	019,575	27-Feb-1987	4822777	18-Apr-1989	27-Feb-2007
United States of America	Granted		8-Mar-1989	5032582	16-Jul-1999	8-Mar-2009
United States of America	Granted	812,075	19-Dec-1991	5194266	16-Mar-1993	11-Dec-2011

1

Schedule 3—Trademarks

Trademark Name	Country Name	Owner Name	Reg. Date:	Status	Classes:
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

2

AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOTEC	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
AMPHOCIL	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

3

QuickLinks

  EXHIBIT 10.34
AMPHOTEC®/AMPHOCIL® PRODUCT ACQUISITION AGREEMENT BETWEEN ALZA CORPORATION AND INTERMUNE PHARMACEUTICALS, INC.
TABLE OF CONTENTS
AMPHOTEC®/AMPHOCIL® PRODUCT ACQUISITION AGREEMENT
Recitals
ARTICLE 1 DEFINITIONS
ARTICLE 2 TRANSFER OF PRODUCT RIGHTS
ARTICLE 3 CONSIDERATION
ARTICLE 4 PROMOTION AND MARKETING
ARTICLE 5 PUBLIC ANNOUNCEMENTS
ARTICLE 6 REPRESENTATIONS AND WARRANTIES
ARTICLE 7 INDEMNIFICATION
ARTICLE 8 TAX; BULK SALE
ARTICLE 9 CLOSING
ARTICLE 10 TERM AND TERMINATION
ARTICLE 11 MISCELLANEOUS
Schedule 1—Contracts
Schedule 2—Patents
Schedule 3—Trademarks